                     Chase Manhattan Auto Owner Trust 1996-C
                         Statement to Certificateholders
                                  July 15, 1999

--------------------------------------------------------------------------------

                                            DISTRIBUTION IN DOLLARS
------------------------------------------------------------------------------------------------------------------------------
            ORIGINAL           PRIOR                                                                                 CURRENT
              FACE           PRINCIPAL                                                     REALIZED   DEFERRED      PRINCIPAL
  CLASS       VALUE           BALANCE         PRINCIPAL       INTEREST        TOTAL         LOSSES    INTEREST       BALANCE
------------------------------------------------------------------------------------------------------------------------------
   A1     225,000,000.00             0.00            0.00           0.00            0.00     0.00       0.00              0.00
   A2     239,000,000.00             0.00            0.00           0.00            0.00     0.00       0.00              0.00
   A3     324,000,000.00    91,671,897.93   17,597,506.53     454,539.83   18,052,046.36     0.00       0.00     74,074,391.40
   A4     178,000,000.00   178,000,000.00            0.00     912,250.00      912,250.00     0.00       0.00    178,000,000.00
   B1      30,938,845.63    15,860,237.63      562,974.92      82,605.40      645,580.32     0.00       0.00     15,297,262.71
------------------------------------------------------------------------------------------------------------------------------
 TOTALS   996,938,845.63   285,532,135.56   18,160,481.45   1,449,395.23   19,609,876.68     0.00       0.00    267,371,654.11
------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------    -------------------
                 FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                         PASS-THROUGH RATES
-----------------------------------------------------------------------------------    -------------------
               PRIOR                                                   CURRENT                    CURRENT
             PRINCIPAL                                                PRINCIPAL        CLASS    PASS-THRU
 CLASS         FACTOR       PRINCIPAL     INTEREST       TOTAL          FACTOR                     RATE
-----------------------------------------------------------------------------------    -------------------
   A1         0.00000000    0.00000000   0.00000000    0.00000000       0.00000000       A1      5.489000%
   A2         0.00000000    0.00000000   0.00000000    0.00000000       0.00000000       A2      5.750000%
   A3       282.93795657   54.31329176   1.40290071   55.71619247     228.62466481       A3      5.950000%
   A4     1,000.00000000    0.00000000   5.12500000    5.12500000   1,000.00000000       A4      6.150000%
   B1       512.63184864   18.19637768   2.66995741   20.86633508     494.43547096       B1      6.250000%
-----------------------------------------------------------------------------------    -------------------
 TOTALS     286.40887735   18.21624419   1.45384568   19.67008986     268.19263316
-----------------------------------------------------------------------------------

           IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:

                                 Kimberly Costa
             The Chase Manhattan Bank - Structured Finance Services
                         450 W. 33rd Street, 14th Floor,
                            New York, New York 10001
                               Tel: (212) 946-3247
                        Email: kimberly.k.costa@chase.com

[Image]                         (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION

                     Chase Manhattan Auto Owner Trust 1996-C
                                  July 15, 1999
                         STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------

                                Due Period                                          31

                                Due Period Beginning Date                     06/01/99

                                Due Period End Date                           06/30/99

                                Determination Date                            07/09/99

Section 5.8(iii)   Servicing Fee                                            237,943.45

Section 5.8(iii)   Servicing Fee per $1000                                    0.238674

Section 5.8(iv)    Administration Fee                                         1,000.00

Section 5.8(iv)    Administration Fee per $1000                               0.001003

Section 5.8(vi)    Pool Balance at the end of the Collection Period     267,371,654.11

Section 5.8(vii)   Repurchase Amounts for Repurchased Receivable
                   By Seller                                                      0.00
                   By Servicer                                               94,543.97
                   TOTAL                                                     94,543.97

Section 5.8(viii)  Realized Net Losses for Collection Period                 84,869.61

Section 5.8(ix)    Reserve Account Balance after Disbursement             8,021,149.62

Section 5.8(x)     Specified Reserve Account Balance                      8,021,149.62

Section 5.8(xi)    Total Distribution Amount                             20,450,184.53
                   Servicing Fee                                            237,943.45
                   Administration Fee                                         1,000.00
                   Noteholders Distribution Amount                       18,964,296.36
                   Certficateholders Distribution Amount                    645,580.32
                   Deposit to Reserve Account                               601,364.40


[Image]                         (C) COPYRIGHT 1999, CHASE MANHATTAN CORPORATION